EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT Agreement (the "Agreement") is made and entered into on the 1st day of September, 1999 by and between MCY Music World, Inc., a Delaware corporation with offices at 1133 Avenue of the Americas, New York, New York (the "Company"), and Thomas Noack, an individual residing at 1917 W. Westwind, Santa Ana, California 92704 ("Employee").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company desires to employ Employee as a Director of Technology Projects; and

                  WHEREAS, Employee desires to gain employment with the Company as a Director of Technology Projects under the terms and conditions herein stated; and

                  NOW, THEREFORE, in consideration of the mutual premises, covenants and Agreements hereinafter set forth, the parties hereby agree as follows:


         1. TERM. The Company hereby employs Employee, and Employee hereby accepts employment hereunder, for a term of thirty-six (36) months (the "Term") commencing on the date hereof, subject to prior termination as provided in
Section 8 herein.

         2. POSITION AND DUTIES. In connection with his employment hereunder, Employee (i) shall serve as a Director of Technology Projects of the Company;
(ii) shall serve at the direction of and report to the Chief Executive Officer of the Company, or such other officer of the Company as the Chief Executive Officer shall from time to time designate; (iii) shall allocate approximately 50% of his working time (at least 12 days per month) at the Company's offices in New York; (iv) shall manage and oversee the Company's Los Angeles office at such times as Employee is not present in New York (together with such other duties in Los Angeles as may be prescribed by the Chief Executive Officer or such other officer of the Company as the Chief Executive Officer may designate); and (v) shall manage technology products and projects of the Company as set forth below:


          (i)  Design,   develop,   supervise  and  maintain  the  technological
               platform of the Company and its subsidiaries on a global basis;



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          (ii) Develop,  supervise,  update and maintain the U.S. and global web sites for the Company and its subsidiaries;

          (iii)Design, develop and supervise all digital download and streaming technology of the Company and its subsidiaries;

          (iv) Develop, supervise, update and maintain the U.S. and global credit card, electronic payment and electronic commerce systems of the Company and its subsidiaries;

          (v) Develop, supervise, update and maintain the U.S. and global Graphic User Interface for Germany, Latin America, China, Japan and such other countries as the Company shall dictate;

          (vi) Develop, supervise, update and maintain a new artist upload page for the web site of the Company and its subsidiaries;

          (vii)Develop, supervise, update and maintain a Christmas page for the web site of the Company and its subsidiaries;

          (viii) Develop,  supervise, update and maintain reggae and other genre
               specific   pages  for  the  web  site  of  the  Company  and  its
               subsidiaries;

          (ix) Develop, supervise, update and maintain a business to business interface to facilitate the license of music, film and other digital products to third parties; and

          (x) Develop, supervise, update and maintain a karaoke and kiosk system for the Company and its subsidiaries.

         3. COMPENSATION.

            3.1 BASE SALARY. For Employee's services hereunder, the Company shall pay to Employee an annual salary of $145,000 (such amount is referred to herein as the "Base Salary"). The Base Salary shall be payable in equal installments in conformity with the Company's normal payroll period. In addition, the Employee shall receive additional compensation of $20,000 per annum for his services in supervising the Los Angeles office and for performing the services referred to in Section 2 (iv) above, provided however, that such additional compensation shall not become payable until eight weeks from the execution of this Agreement. Such additional salary shall be


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payable  in equal  installments  commencing  eight  weeks  from the date of this
Agreement in conformity with the Company's normal payroll period.

            3.2 STOCK OPTIONS. In connection with the execution of this Agreement, the Company shall cause MCY.com, Inc. ("MCY.com") to issue to Employee options to purchase 50,000 shares of MCY.com's common stock, par value $.001 per share, at an exercise price of $12.50 per share, pursuant to MCY.com's 1999 Stock Incentive Plan (the "Plan"). The foregoing options shall vest over a period of thirty-six months as set forth on the annexed Stock Option Agreement, commencing eight weeks from the execution of this Agreement (unless this Agreement is terminated prior to the last day of such eight week period).

            3.3 SIGNING BONUS. The Employee shall receive a one time bonus of $5,000 upon execution of this Agreement.

         4. EMPLOYEE BENEFITS.

            4.1   AUTOMOBILE   ALLOWANCE.   Commencing   eight  weeks  from  the
executionof this Agreement, the Company shall pay to Employee a monthly automobile allowance in an amount not to exceed $600 per month.

            4.2 OTHER BENEFITS. During the Term, Employee shall be entitled to receive other perquisites and fringe benefits in accordance with the plans and policies of the Company, including, without limitation, medical insurance, disability and life insurance, participation in retirement and savings plans, and other such perquisites and fringe benefits generally made available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans and policies.

            4.3 VACATION. Employee shall be entitled to two weeks paid vacation as is consistent with the Company's policies for its senior management. The Employee shall additionally be paid for up to five (5) sick days and all traditional holiday vacation days in accordance with Company policy and US Law.

         5. INSURANCE. The Company shall have the right to apply for and take out, in the Company's own name or otherwise, at the Company's expense, life, health, accident, or other insurance covering Employee, in any amount the Company deems necessary to protect the Company's interest hereunder, and Employee shall have no right, title or interest in or to any such insurance. Employee shall assist the Company in obtaining such insurance by submitting to usual and customary medical and other *examinations


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and by signing such  applications,  statements  and other  instruments as may be reasonably required by any insurance company.

         6. EXPENSES. During the Term, Employee shall be entitled to receive reimbursement for all reasonable business expenses (inclusive of air travel between New York and Los Angeles) incurred by him, (in accordance with the policies and procedures from time to time adopted by the Board of Directors of the Company for its senior executives) in performing services hereunder, provided that Employee properly accounts therefor in accordance with such policy and procedures. All expenses over $5,000 in any calendar month shall be pre-approved in writing by an officer of the Company. In addition, the Company shall provide Employee with suitable housing in New York in an amount not to exceed the sum of $2,500 per month whenever, Employee shall be working in New York on Company business.

         7. DEDUCTIONS AND WITHHOLDINGS. All amounts payable or which become payable under any provision of this Agreement shall be subject to any deductions authorized by Employee and any deductions and withholdings required by law.

         8. TERMINATION.

            8.1  DEATH.   This  Agreement  shall  terminate   immediately   upon
Employee's death, unless sooner terminated hereunder, subject to Section 8.6 (a) and (d) below.

            8.2 TERMINATION BY THE COMPANY WITH CAUSE. The Company shall have the right to terminate Employee's employment hereunder for Cause, subject to
Section 8.6 (c) and (d) below. For purposes of this Agreement, "Cause" means (a) the failure by Employee substantially to perform his duties or obligations hereunder; (b) Employee engaging in misconduct which is materially injurious to the Company; (c) Employee's conviction of a crime of moral turpitude; or (d) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction of a crime constituting a felony.

            8.3 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate Employee's employment hereunder without Cause at any time during the Term of this Agreement, subject to Section 8.6 (b) and (d) below. Notwithstanding any provision herein to the contrary, if the Company terminates the Employee within eight (8) weeks from the execution of this Agreement, Employee shall receive four (4) weeks severance of Base Salary as opposed to the compensation set forth in Section 8.6 (b) below.



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            8.4 DISABILITY.  If Employee shall be unable to perform his services hereunder by reason of illness or other incapacity, his failure so to perform his duties will not be grounds for terminating his employment for Cause by the Company; provided, however, should the period of such incapacity exceed three months, or if on 50% or more of the normal working days throughout six (6) consecutive months Employee is unable to perform his duties fully due to such incapacity, then the Company may terminate his employment hereunder, subject to
Section 8.6 (a) and (d) below.

            8.5 TERMINATION BY THE EMPLOYEE. In the event that the Employee terminates this Agreement, all rights and obligations of the Company hereunder shall thereupon immediately terminate, as set forth in Section 8.6 (c) and (d) below.

            8.6 EFFECT OF TERMINATION.

               (a) Upon termination of this Agreement or Employee's employment hereunder pursuant to Sections 8.1 or 8.4 hereof, all compensation and benefits payable by the Company hereunder shall be immediately terminated; provided, however, Employee or his estate, as the case may be, shall be entitled to receive any payments under any applicable life or disability insurance plans. Such payments, if any, shall be made at the time and in accordance with the terms and conditions of such plans.

               (b)  Upon  termination  of  Employee's   employment  pursuant  to
                    Section 8.3 hereof, within 10 days after such termination Employee shall be entitled to receive a payment equal to forty-five (45) calendar days of Base Salary as consideration for such termination.

               (c)  Upon  termination  of  Employee's   employment  pursuant  to
                    Sections 8.2 or 8.5 hereof, Employee shall not be entitled to receive any payment upon such termination.

               (d) Notwithstanding the termination of this Agreement or any provision herein to the contrary, the Employee shall in all events be subject to the Confidentiality Agreement (as hereinafter defined) after the termination of this Agreement pursuant to its terms.


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


         9. TRUST AND CONFIDENTIALITY. The Company and the Employee acknowledge that each of such parties shall be required to execute a Trust and Confidentiality Agreement upon the execution of this Agreement. Employee agrees to abide by the terms of said Trust and Confidentiality Agreement.

         10. GENERAL PROVISIONS.

            10.1 NOTICES. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the Company's records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the manner aforesaid to the other party hereto.

            10.2 BENEFIT OF AGREEMENT AND ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns; provided, however, that Employee may not assign any of his rights or duties hereunder except upon the prior written consent of the Board of Directors of the Company.

            10.3 APPLICABLE LAW. This Agreement is made in and is to be governed by and construed under the laws of the State of New York.

            10.4 CAPTIONS. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience of reference only and are not intended to be part of or to effect the meaning or interpretation of this Agreement.

            10.5 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

            10.6 ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties, and supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or Agreements,


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oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodies herein, and that no other Agreement, statement or promise not contained in this Agreement shall be valid or binding.

            10.7 AMENDMENTS. This Agreement may be modified or amended only by an Agreement in writing signed by the Company and Employee.

            10.8 WAIVER. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

            10.9 ATTORNEYS' FEES. Should any party hereto institute any action or proceeding at law or in equity, or in connection with any arbitration, to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision hereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs for services rendered to the prevailing party in such action or proceeding.

            10.10 REPRESENTATIONS AND WARRANTIES. Each party hereto represents and warrants that it or he has the power and authority to execute and deliver this Agreement and to perform its or his obligations hereunder.

            10.11 COMPLIANCE WITH LAWS AND POLICIES. Employee agrees that he will at all times comply strictly with all applicable laws and all current and future policies of the Company, including but not limited to the Trust and Confidentiality Agreement of even date herewith by and among the Employee and the Company, the provisions of which are hereby incorporated herein by reference and made a part hereof.

            10.12 ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement, other than matters pertaining to injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and permanent injunctions, shall, upon the written demand of either party served upon the other party, be submitted to arbitration. Such arbitration shall be held in the City of New York, New York, and conducted in accordance with the Rules of the American Arbitration Association.

         IN WITNESS WHEREOF, this Agreement is executed on the day and year first above written.


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         MCY MUSIC WORLD, INC.              EMPLOYEE

By:      /s/ Bernhard Fritsch               By: /s/ Thomas Noack
         Bernhard Fritsch, President        Thomas Noack



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